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                                                                   EXHIBIT 10.12


                              EMPLOYMENT AGREEMENT

                  This Employment Agreement (this "AGREEMENT") is made and entered into effective as of October 13, 2003, by and between Crossroads Systems, Inc., a Delaware corporation (the "COMPANY"), and Robert Sims, an individual (the "EXECUTIVE").

                                    RECITALS

                  WHEREAS, the Company desires to promote Executive and Executive desires to remain with the Company; and;

                  WHEREAS, the Company and Executive have determined that it is in their respective best interest to enter into this Agreement on the terms and conditions as set forth herein.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1.       EMPLOYMENT TERMS AND DUTIES

                  1.1 EMPLOYMENT. The Company hereby agrees to promote Executive, and Executive hereby desires to remain employed by the Company, upon the terms and conditions set forth in this Agreement.

                 1.2      DUTIES AND OUTSIDE ACTIVITIES.

                           1.2.1    DUTIES. Executive shall serve as President
and Chief Executive Officer and shall report directly to the Company's Board of Directors (the "BOARD OF DIRECTORS"). Executive shall have the authority and perform the duties customarily associated with his title and office, together with such additional duties of a senior executive nature and commensurate with his title as may from time to time be assigned by the Board of Directors. During the term of Executive's employment hereunder, Executive shall devote his full working time and efforts to the performance of his duties and the furtherance of the interests of the Company and shall not be otherwise be employed except for permitted outside activities as set forth in Section 1.2.3.

                           1.2.2    BOARD OF DIRECTORS. It is the Company's
understanding that Executive will be appointed to the Board of Directors as a Class III board member. If, at any time during Executive's service on the Board of Directors, Executive is no longer the Chief Executive Officer or President of the Company, regardless of the reason, Executive agrees to resign from the Board of Directors immediately following such change of employment status.

                           1.2.3    PERMITTED OUTSIDE ACTIVITIES. Executive may
serve as a director or trustee of other organizations or engage in charitable, civic and/or governmental activities, provided that such service and activities do not prevent Executive from performing the duties required of Executive under this Agreement, as determined in the judgment of the Company, and further provided that Executive obtains written consent for all such activities from the Company, which consent will not be unreasonably withheld. Executive also may engage in personal activities, including, without limitation, personal investments, provided that such activities do not, in the judgment of the Company, impair or interfere with Executive's ability to perform the duties required of Executive under this Agreement.

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                  1.3      TERM. The Company's promotion of Executive under this
Agreement shall commence on September 18, 2003 (the "PROMOTION DATE") and shall continue on an "at-will" basis. Executive and the Company understand and agree that the employment relationship between Executive and the Company is "at-will" and may be terminated at any time, upon written notice to the other party, with or without cause, at the option of either the Company or Executive and subject to the provisions of the special severance benefit program set forth in that certain letter agreement between the Company and Executive dated February 11, 2002 attached hereto as Exhibit A (the "SEVERANCE BENEFIT PLAN"). The time period for which Executive is actually employed under this Agreement shall be referred to herein as the "EMPLOYMENT TERM."

                  1.4      COMPENSATION AND BENEFITS.


                           1.4.1    BASE SALARY. In consideration of the
services rendered to the Company hereunder by Executive and Executive's covenants hereunder and in the Company's Proprietary Information and Inventions Agreement, the Company shall, during the Employment Term, pay Executive a base salary in the amount of $20,833.33 per month ($250,000 annualized) (the "BASE SALARY"), less statutory deductions and withholdings, payable in accordance with the Company's regular payroll practices.

                           1.4.2    BENEFITS PACKAGE. In addition to the Base
Salary, during the Employment Term, Executive shall be eligible to receive such employee benefits and holidays as may be in effect from time to time as are afforded to other executives of the Company.

                           1.4.3    VACATION. Executive shall be eligible for
the Company's executive vacation plan.

                           1.4.4    EXPENSES. The Company shall, upon receipt
from Executive of supporting receipts to the extent required by applicable income tax regulations and the Company's reimbursement policies, reimburse Executive for all out-of-pocket business expenses reasonably incurred by Executive in connection with his employment hereunder.

                  1.5 STOCK OPTION. Subject to approval by the Company's Board of Directors, the Company shall grant to Executive, in accordance with the terms of the Crossroads Systems, Inc. 1999 Stock Incentive Plan (the "PLAN"), an option to purchase a total of 125,000 shares of the Company's common stock ("COMMON STOCK") at an exercise price equal to the fair market of the Common Stock on September 30, 2003 (the "OPTION"). The Option shall vest over four (4) years in accordance with the following vesting schedule: twenty-five percent (25%) of the Option shall become exercisable upon Executive's completion of one year as an Employee (defined below) of the Company measured from the Promotion Date and the balance of the Option shall vest in twelve (12) successive equal quarterly installments upon the completion of each additional quarter of employment as an Employee of the Company during the three (3)-year period following the first anniversary of the Promotion Date. For purposes of this Agreement, "EMPLOYEE" shall mean an individual who is in the employ of the Company (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

                  1.6 BONUS PLAN. Executive will be eligible to participate in the Company's bonus plans as may be in effect from time to time and as afforded to other executives of the Company.

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                  1.7      TERMINATION AND SEVERANCE.

                           1.7.1    TERMINATION. Executive's employment and this
Agreement may be terminated at any time, upon written notice to the other party, with or without cause, at the option of either the Company or Executive subject to the provisions set forth in the Severance Benefit Plan.

                           1.7.2    SEVERANCE BENEFITS. Executive shall be
entitled to the severance benefits set forth in the Severance Benefit Plan.

                           1.7.3    WARN ACT OFFSET. In the event that
Executive's Involuntary Termination (as defined in the Severance Benefit Plan) is covered by the Worker Adjustment Retraining Notification Act ("WARN") at the time of Executive's termination, or is deemed to be covered by WARN retrospectively within 90 days after Executive's termination, the amount of any severance benefit Executive is entitled to receive pursuant to the Severance Benefit Plan shall be reduced by an amount equal to any payments the Company is required to provide Executive under WARN or by the amount of pay Executive receives during any portion of WARN's 60-day notice period where Executive does not perform any work for the Company.

         2.       PROTECTION OF COMPANY'S PROPRIETARY INFORMATION AND
                  INVENTIONS.

                  Executive acknowledges that he has complied with the provisions of the Company's Confidentiality, Proprietary Information and Inventions Agreement signed by him (the "PROPRIETARY INFORMATION AGREEMENT"). Executive understands and agrees that he will continue to be bound by the Proprietary Information Agreement and that the Proprietary Information Agreement survives the termination of this Agreement, the Employment Term and/or the Executive's employment with the Company. A copy of the Proprietary Information Agreement is attached hereto as Exhibit B.

         3.       REPRESENTATIONS AND WARRANTIES BY EXECUTIVE

                  Executive represents and warrants to the Company that (i) this Agreement is valid and binding upon and enforceable against him in accordance with its terms, (ii) Executive is not bound by or subject to any contractual or other obligation that would be violated by his execution or performance of this Agreement, including, but not limited to, any non-competition agreement presently in effect, and (iii) Executive is not subject to any pending or, to Executive's knowledge, threatened claim, action, judgment, order, or investigation that could adversely affect his ability to perform his obligations under this Agreement or the business reputation of the Company. Executive has not entered into, and agrees that he will not enter into, any agreement either written or oral in conflict herewith.

         4.       MISCELLANEOUS

                  4.1 NOTICES. All notices, requests, and other communications hereunder must be in writing and will be deemed to have been duly given only if (i) delivered personally against written receipt, (ii) delivered by facsimile transmission with answer back confirmation, (iii) mailed (postage prepaid by certified or registered mail, return receipt requested), (iv) delivered by overnight courier to the parties, or (v) delivered by electronic communication (as set forth below) at the following addresses, facsimile numbers, or electronic mail addresses:

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                  If to the Company, to:

                          Crossroads Systems, Inc.
                          8300 North MoPac Expressway
                          Austin, Texas 78759
                          Facsimile: 512-349-0304
                          Attn: Compensation Committee of the Board of Directors

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 4.1, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 4.1, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 4.1, be deemed given upon receipt (in each case regardless of whether such notice, request, or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). An electronic communication ("ELECTRONIC NOTICE") shall be deemed written notice for purposes of this Section 4.1 if sent with return receipt requested to the electronic mail address specified by the receiving party, in a signed writing in a nonelectronic form. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form ("NONELECTRONIC NOTICE") which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice. Any party from time to time may change its address, facsimile number, electronic mail address, or other information for the purpose of notices to that party by giving written notice specifying such change to the other parties hereto.

                  4.2 AUTHORIZATION TO BE EMPLOYED. This Agreement, and Executive's employment hereunder, is subject to Executive providing the Company with legally required proof of Executive's authorization to be employed in the United States of America.

                  4.3 ENTIRE AGREEMENT. This Agreement, and the attached exhibits, supersede all prior discussions and agreements among the parties with respect to the subject matter hereof and contain the sole and entire agreement between the parties hereto with respect thereto.

                  4.4 SURVIVAL. The respective rights and obligations of the parties, including but not limited to Sections 1.7.2, 1.7.3, 2, 4.1, and 4.5, 4.7, 4.9, 4.10, 4.12, 4.13, and 4.14 shall survive the termination of this Agreement, the Employment Term and/or the Employee's employment with the Company.

                  4.5 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

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                  4.6      AMENDMENT. This Agreement may be amended,
supplemented, or modified only by a written instrument duly executed by or on behalf of each party hereto.

                  4.7 RECOVERY OF ATTORNEY'S FEES. In the event of any litigation arising from or relating to this Agreement, the prevailing party in such litigation proceedings shall be entitled to recover, from the non-prevailing party, the prevailing party's reasonable costs and attorney's fees, in addition to all other legal or equitable remedies to which it may otherwise be entitled.

                  4.8 TAX AND LEGAL ADVICE. Executive has had an opportunity to consult with his legal counsel and tax and other advisors regarding the preparation of this Agreement. Executive understands that Ogletree, Deakins, Nash, Smoak & Stewart, P.C. and Andrews Kurth LLP have acted solely as legal counsel for the Company with respect to the preparation of this Agreement and have not acted as legal counsel for Executive.

                  4.9 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and the Company's successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

                  4.10 NO ASSIGNMENT; BINDING EFFECT. This Agreement shall inure to the benefit of any successors or assigns of the Company. Executive shall not be entitled to assign his obligations under this Agreement.

                  4.11 HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  4.12 SEVERABILITY. The Company and Executive intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. Accordingly, if a court of competent jurisdiction determines that the scope and/or operation of any provision of this Agreement is too broad to be enforced as written, the Company and Executive intend that the court should reform such provision to such narrower scope and/or operation as it determines to be enforceable. If, however, any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, and not subject to reformation, then (i) such provision shall be fully severable, (ii) this Agreement shall be construed and enforced as if such provision was never a part of this Agreement, and (iii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by illegal, invalid, or unenforceable provisions or by their severance.

                  4.13 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED IN SUCH STATE WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.

                  4.14 JURISDICTION. With respect to any suit, action, or other proceeding arising from (or relating to) this Agreement, the Company and Executive hereby irrevocably agree to the exclusive personal jurisdiction and venue of the United States District Court for the Western District of Texas (and any Texas State Court within Travis County, Texas).

                  4.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT FOLLOWS]

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Employment Agreement to be executed on the date first written above.

                                    "COMPANY"

                                    CROSSROADS SYSTEMS, INC.

                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________

                                    "EXECUTIVE"

                                    ROBERT SIMS

                                    ____________________________________________
                                    Executive's Signature

                                    ____________________________________________
                                    Address

                                    ____________________________________________
                                    Address

EXHIBIT A: Severance Benefit Plan
EXHIBIT B: Confidentiality, Proprietary Information and Inventions Agreement

                    [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]